As Filed with the Securities and Exchange Commission on April 14, 2008 File No. 333-143752

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Post Effective Amendment No. 1

COASTLINE CORPORATE SERVICES, INC.

(Name of small business issuer in its charter)

Florida	7389	20-5859893
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

111 2nd Avenue N.E.

Suite 900

St. Petersburg, Florida 33701

(727) 596-6095

(Address and telephone number of principal executive offices and principal place of business)

Diane J. Harrison, Esq.

6860 Gulfport Blvd. South, #162

South Pasadena, FL  33707

(941) 723-7564

(Name, address and telephone number of agent for service)

Copies to:

Harrison Law, P.A.

Diane J. Harrison, Esq.

6860 Gulfport Blvd. South No. 162, S. Pasadena, FL 33707

Telephone: 941-723-7564  Facsimile:  941-531-4935

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This post-effective amendment is being filed to extend our offering an additional nine (9) months to December 17, 2008 and to update the information, including our financial statements, contained in the prospectus.

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The information in this prospectus is not complete and may be changed. The securities offered by this prospectus may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Dated April 14, 2008

COASTLINE CORPORATE SERVICES, INC.

The Securities Being Offered Are Shares of Common Stock Offered For Resale By The Selling Security Holders.

Shares offered by Security Holders:  246,999

The selling security holders named in this prospectus are offering to sell 246,999 shares of Coastline Corporate Services, Inc.’s (“CCSI”) common stock through this prospectus and are considered “underwriters” as that term is defined in Section 2(a)(11) of the Securities Act of 1933.

CCSI’s common stock is presently not traded on any market or securities exchange. Accordingly, the sales price to the public is fixed at $0.30 per share until our offering period ends, or until our securities are approved for quotation on the NASD’s over-the-counter bulletin board trading system (OTCBB), if ever.

CCSI is not selling any shares of its common stock in this offering and, therefore, will not receive any proceeds from this offering. The shares of CCSI common stock being offered through this prospectus will be offered by the selling security holders from time to time for a period ending nine months after the date the registration statement has been declared effective by the SEC, or until the date on which we otherwise terminate the offering prior to the expiration of nine months.  The actual number of shares sold will vary depending upon the individual, future decisions of the selling security holders.  None of the proceeds from the sale of stock by the selling security holders will be placed in escrow, trust or similar account.

Our common stock is not currently listed or quoted on any quotation medium and involves a high degree of risk. You should read the "RISK FACTORS" section beginning on page 3 before you decide to purchase any of our common stock.

Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus, nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

	Per Share	Total
Price to Public, Resale Offering	$0.30	$74,099.70
Underwriting Discounts and Commissions Resale Offering	-0-	-0-
Proceeds to Coastline Corporate Services, Inc.	-0-	-0-

The date of this prospectus is April 14, 2008

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Link to Coastline Corporate Services, Inc. S-1 Table of Contents

PART I – Information Required In Prospectus

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding Coastline Corporate Services, Inc. (“Us,” “We,” “Our,” "CCSI,” the “Company,” or "the Corporation") and our financial statements and the related notes appearing elsewhere in this prospectus.

The Corporation
Our State of Organization	We were incorporated in Florida on October 27, 2006. Our principal executive offices are located 111 2nd Avenue N.E., Suite 900, St. Petersburg, Florida 33701. Our phone number is (727) 596-6095.
Our Business

Coastline Corporate Services, Inc. provides services to public companies requiring guidance and assistance in converting and filing their documents with the U.S. Securities and Exchange Commission (“SEC”).  The SEC’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) performs automated collection, validation, indexing, acceptance, and forwarding of submissions by companies and others who are required by law to file forms with the SEC. Our primary emphasis is on converting a Company’s Word, WordPerfect or other type of word processed documents to ASCII, Legacy or HTML format suitable for filing with EDGAR.

Since inception, we have been engaged primarily in organization and development efforts related to establishing our EDGAR services.  We have accomplished the following:

•

Established ourselves as an approved EDGAR service provider with the SEC;

•

Conducted beta testing of the EDGAR conversion software on a limited client base;

•

Concluded a “seed capital” private placement providing us with enough working capital for twelve (12) months; and

•

Initiated marketing our services, on a limited basis, to potential clients known to our officers and directors.

Capitalizing on our information technology expertise, experience, and success in the conversion of documents utilizing EDGAR-conversion software, we have developed a business plan geared to acquiring as clients, fully reporting companies that prefer to have their documents EDGARized by an outside vendor versus hiring someone or training someone for this purpose in-house. (EDGARized or EDGARization is the process of converting parent documents in Microsoft Word®, Microsoft Excel®, Adobe Acrobat®, Corel Word Perfect®, and so on, into EDGAR acceptable ASCII or HTML format.)  To support this goal, our business plan includes making direct sales calls to public companies and developing strategic relationships with capital market providers such as securities lawyers, accountants and CPA’s, broker-dealers, and transfer agents for referrals. We expect to develop these relationships with direct sales calls, direct marketing and participation in industry trade shows on a limited basis.

While two of our key Officers have experience in EDGARization, we are at a distinct competitive disadvantage with our competitors. Our competitors have the benefit of more years experience in operations, they have a larger capital base and our plan to expand has no proven background.  Our lack of experience in running a fully operational business coupled with our limited capital and unproven track record makes any investment in our Company a high risk.

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The Offering
Number of Shares Being Offered

The selling security holders want to sell up to 246,999 shares of common stock at $0.30 per share.  Issuance of these shares to the selling security holders was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended.  The selling security holders will sell their shares at the fixed price of $0.30 per share for the duration of this offering or until our shares become quoted on a securities exchange and thereafter at current market prices or in privately negotiated transactions.  Selling shareholders are underwriters under the Securities Act of 1933.

Number of Shares Outstanding After the Offering	792,999 shares of our common stock are issued and outstanding. We have no other securities issued.
Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the selling security holders.
Plan of Distribution

The Resale Offering is made by the selling security holders named in this Prospectus to the extent they sell shares. We intend to seek quotation of our common stock on the Over-the-Counter-Bulletin-Board (“OTCBB”). However, no assurance can be given that our common stock will be approved for quotation on the OTCBB. Selling security holders must sell at $0.30 for the duration of this offering or until our shares become quoted on a securities exchange and thereafter at current market prices or in privately negotiated transactions.

Risk Factors

You should carefully consider all the information in this Prospectus. In particular, you should evaluate the information set forth in the section of the Prospectus entitled “Risk Factors” beginning on page 3 before deciding whether to invest in our common stock.

Lack Of Liquidity In Our Common Stock

Our common stock is not presently quoted on or traded on any securities exchange or automatic quotation system and we have not yet applied for listing or quotation on any public market. We can provide no assurance that there will ever be an established pubic trading market for our common stock.

Selected Financial Information
As of January 31, 2008 (Unaudited)
Balance Sheet
Total Assets	$ 24,787
Total Liabilities	$ 0
Stockholders’ Equity	$ 24,787

For the nine months ending January 31, 2008 (Unaudited)
Statement of Operations
Revenue	$ 21,543
Total Expense	$ 36,820
Net Income (Loss)	($ 15,277)

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RISK FACTORS

Before you invest in our common stock, you should be aware that there are risks, as described below. You should carefully consider these risk factors together with all of the other information included in this prospectus before you decide to purchase shares of our common stock. Any of the following risks could adversely affect our business, financial condition and results of operations. We have incurred substantial losses from inception while realizing limited revenues and we may never generate substantial revenues or be profitable in the future.

Risks Associated with the Company

(1) We Lack An Operating History And Have Losses Which We Expect To Continue Into The Future.  There Is No Assurance Our Future Operations Will Result In Profitable Revenues.  If We Cannot Generate Sufficient Revenues To Operate Profitably, We May Suspend Or Cease Operations.

We were incorporated on October 27, 2006, and we have not realized any meaningful revenues.  We have very little operating history upon which an evaluation of our future success or failure can be made.  Our net loss since inception is $42,862.  Our ability to achieve and maintain profitability and positive cash flow will be dependent upon:

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Management’s ability to maintain the skills for our conversion services;

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The Company’s ability to keep abreast of the changes by the Securities and Exchange Commission regarding its EDGAR system;

•

Our ability to attract customers who require the services we offer; and

•

Our ability to generate revenues through the sale of our services to potential clients who need our filing services.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating sufficient revenues to cover our expenses.  We cannot be sure that we will be successful in generating revenues in the future.  Failure to generate sufficient revenues will cause us to go out of business and any investment in our Company would be lost.

(2) We Are Dependent Upon The Funds Raised In Our Offering To Advance Our Business, The Proceeds Of Which May Be Insufficient To Achieve Adequate Revenues To Remain In Business.

We have limited operations.  We will use the proceeds from our offering to pay for administrative and marketing expenses and continual development of our business.  While we believe we will have enough capital for approximately one year, we may likely require additional financing in the future to support our operations.  Such financing may not be available in the amounts required or, if available, that such financing may be obtained on terms satisfactory to us.  Further, if additional financing is not available on acceptable terms, we may be forced to curtail our operations, which could have a material adverse effect on our business and financial results and investors would be at risk to lose all or a part of any investment in our Company.

(3) Our Operating Results May Prove Unpredictable.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control.  Factors that may cause our operating results to fluctuate significantly include the following:

•

Our ability to generate enough working capital from future equity sales;

•

Our ability to attract and retain clients who require our filing services;

•

General economic conditions and overall stock market conditions; and

•

The amount and timing of operating costs, capital expenditures, and future development of our business, operations, and infrastructure.

(4) We Are Dependent Upon Our President, Ms. Toni A. Eldred For Her Services And Any Interruption In Her Ability To Provide Her Services Could Cause Us To Cease Operations.

The loss of the services of Ms. Toni A. Eldred, our President and Director, could have a material adverse effect on us.  We do not maintain any key man life insurance on Ms. Eldred. In addition, there is no assurance we will be able to retain the services of Ms.

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Eldred as there is no employment contract with her.  The loss of Ms. Eldred’s services could cause investors to lose all or a part of their investment.

(5) Our President Has Limited Experience In Leading A Company From Development Stage To Fully Operational.

Our President Ms. Toni A. Eldred has limited experience in implementing a business plan.  Since we are a development stage company it will be difficult for our Company to become fully operational and generate sufficient revenues to sustain operations in the future.  Any investment made in our Company is at risk and you should invest only in the event you are able to lose your entire investment.

(6) The Market For Our Services Is Very Competitive, And We May Not Be Able To Compete With Larger, More Established EDGAR Filers.

Our services have low barriers to entry, and we may not be able to compete effectively.  We expect competition to intensify as current competitors expand their product offerings and new competitors like us enter the market.  We may not be able to compete successfully against current or future competitors, and cannot guarantee that the competitive pressure we face will not harm our business, operating results, or financial condition.

Many of our competitors have more experience in the EDGAR filing industry and larger staffs, larger customer bases, greater brand recognition, and greater financial and other resources than we have.  In addition, competitors may be able to develop products and services that are superior to our products and services, that achieve greater customer acceptance, and that have significantly improved functionality as compared to our existing and future products and services.  Our potential inability to compete effectively may cause investors in our Company to lose all or a part of their investment.

(7) There Are Relationships Within The Business Services Industry That Must Be Maintained, And Any Interruption In These Relationships Could Have A Significant Effect On Our Ability To Compete Effectively.

Our President, Toni A. Eldred, has operated our Company since inception. Her contacts, along with the contacts held by our other officers and directors, in the business services industry, specifically the financial markets and their related companies, are critical to our future success. We are reliant upon these contacts as a source of future clients. Should we fail to maintain these relationships or if there is any disruption in these critical business relationships, we will have a difficult time generating new contacts and, thereby, a difficult time competing effectively. It is these strong personal relationships with customers that must be maintained or the risk of loss of business is great.

(8) We May Not Be Able To Acquire The Corporate Clients And The Personnel We Need To Be Competitive and Profitable, Which Could Cause Us To Delay Or Suspend Activity.

We have made no attempt to locate or negotiate with any corporate accounts or personnel. We will attempt to locate corporate clients and personnel when we begin to undertake the transition from development stage company to one that is fully operational which is expected in the third quarter of 2008 but no later than December 31, 2008. If we cannot acquire the corporate clients that we need, or the requisite personnel, we will have to suspend our operations, which could cause investors to lose all or a part of their investment.

(9) If Our Operations Do Not Provide Sufficient Capital Or We Are Unable To Raise Additional Funds, We May Enter Into A Business Combination Which May Ultimately Decrease Shareholder Value Or Cause Us To Cease Operations.

In the event we are unable to raise additional funds, we will analyze all avenues of business opportunities.  Management may consider a merger, acquisition, joint venture, strategic alliance, a roll-up, or other business combination to increase business and potentially increase the liquidity of the Company.  Such a business combination may ultimately fail, decreasing the liquidity of the Company, and investors would be at risk to lose all or part of their investment in us.

(10) Government Regulation May Impact Our Operations Due to Changes In The Way The Securities and Exchange Commission Accepts Electronic Filings.

Our business is reliant on the way documents are filed with the Securities and Exchange Commission.   Any change in how documents are accepted for filing could cause our business to temporarily cease operations while our Company develops the ability to conform to any new requirements.

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(11) Any Temporary Cessation In Operations Could Cause Us To Lose Clients.

Any temporary cessation in operations could cause the loss of future clients due to our inability to respond quickly to changes in regulations.  Our clients will not have the ability to delay filings and would seek services elsewhere causing us to lose revenue and the ability to continue operations.  Investors would be at high risk to lose all of their investment should we have a temporary cessation of operations.

(12) Because It May Be Difficult To Effect A Change In Control Of Coastline Corporate Services, Inc. Without Current Management Consent, Management May Be Entrenched Even Though Stockholders May Believe Other Management May Be Better And A Potential Suitor Who May Be Willing To Pay A Premium To Acquire Us May Not Attempt To Do So.

Toni A. Eldred, President and Director, currently holds approximately 75.0% of our outstanding voting stock.  If Ms. Eldred chooses to keep all or most of her stock, Ms. Eldred could retain her status as controlling security holder. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us and entrenching current management even though stockholders may believe other management may be better. Potential suitors who otherwise might be willing to pay a premium to acquire us may decide not to acquire us because it may be difficult to effect a change in control of us without current management's consent. Ms. Eldred has the ability to control the outcome on all matters requiring stockholder approval, including the election and removal of directors; any merger, consolidation or sale of all or substantially all of our assets; and the ability to control our management and affairs.

(13) The Shares Being Held Are Restricted And You May Be Required To Hold Your Investment For An Indefinite Period Of Time.

The common shares of stock being held are restricted shares.  As a result, shares are not readily transferable.  Investors in our Company must be able to hold their investment for an indefinite period of time, and they may never ever be able to sell their shares.

(14) The Price Of Our Common Stock Being Sold In This Offering Was Arbitrarily Determined.

The price of the shares we are offering was arbitrarily determined by us.  The offering price bears no relationship to our assets, earnings, book value, or other criteria of value.

(15) You May Incur Substantial Dilution Of The Price You Pay For Your Shares In The Future.

Investors in our shares may incur substantial dilution in the future in the price paid for shares.  Dilution represents the difference between the offering price and the net tangible book value.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.

As of January 31, 2008, the net tangible book value of our common stock was $24,787 or approximately $0.0313 per share based upon 792,999 shares outstanding.

(16) Unforeseen Risks.

While the Company is attempting to disclose all of the potential risks associated with an investment in the Company, there can be no assurance that all of the risks are visible to management.  Events occurring in the future may be additional risks to an investment in the Company which are currently unforeseen.

(17) Small Public Companies Are Inherently Risky And We May Be Exposed To Market Factors Beyond Our Control. If Such Events Were To Occur It May Result In A Loss Of Your Investment.

Managing a small public company involves a high degree of risk. Few small public companies ever reach market stability and we will be subject to oversight from governing bodies and regulations that will be costly to meet.  Our present officers and directors do not have any experience in managing a fully reporting public company so we may be forced to obtain outside consultants to assist with our meeting these requirements.  These outside consultants are expensive and can have a direct impact on our ability to be profitable.  This will make an investment in our Company a highly speculative and risky investment.

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Risks Associated with this Offering

(18) There Is No Public Market For Our Shares, And There Is No Assurance That One Will Develop Due To The Limited Demand For Stocks In The Business Services We Offer.

Purchasers of these shares are at risk of no liquidity for their investment. Prior to this registration, there has been no established trading market for our securities, and we do not know that a regular trading market for our securities will develop after completion of this resale offering. Our shareholders are offering shares for sale in a Company that has a very limited offering of business services. Due to the limited business services we offer, we anticipate that demand for our shares will not be very high. If a trading market does develop for the securities offered hereby, we do not know if it will be sustained. We plan to file an application with the National Association of Securities Dealers (“NASD”) for quotation on the “OTCBB” (“Over-the-Counter Bulletin Board”). We do not know if such quotation will be obtained or if an established market for our common stock will be developed.

(19) The Possible Sales Of Shares Of Common Stock By Our Selling Security Holders May Have A Significant Adverse Effect On The Market Price Of Our Common Stock Should A Market Develop.

We are registering 246,999 shares of common stock owned by the selling security holders with the U.S. Securities Exchange Commission. The security holders may sell some or all of their shares immediately after they are registered. In the event that the security holders sell some or all of their shares, the price of our common stock could decrease significantly.

Our ability to raise additional capital in the future through the sale of our stock in private transactions may be harmed by these competing re-sales of our common stock by the selling security holders. Potential investors may not be interested in purchasing shares of our common stock if the selling security holders are selling their shares of common stock. The selling of stock by the security holders could be interpreted by potential investors as a lack of confidence in us and our ability to develop a stable market for our stock. The price of our common stock could fall if the selling security holders sell substantial amounts of our common stock. These sales may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate because the selling security holders may offer to sell their shares of common stock to potential investors for less than we do.

(20) Our Lack Of Business Diversification Could Result In The Devaluation Of Our Stock If Our Revenues From Our Primary Services Decrease.

We expect our business to consist of providing EDGARization services to companies that must file electronic reports with the Securities and Exchange Commission. We do not have any other lines of business or other sources of revenue if we are unable to compete effectively in the marketplace. This lack of business diversification could cause you to lose all or some of your investment if we are unable to generate revenues since we do not expect to have any other lines of business or alternative revenue sources.

(21) There Has Been No Independent Valuation Of The Stock, Which Means That The Stock May Be Worth Less Than The Purchase Price.

The per share purchase price has been determined by us without independent valuation of the shares. We established the offering price based on management’s estimate of the value of the shares.  This valuation is highly speculative and arbitrary. There is no relation to the market value, book value, or any other established criteria. We did not obtain an independent appraisal opinion on the valuation of the shares. The shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price.

(22) Investors May Never Receive Cash Distributions Which Could Result In An Investor Receiving Little Or No Return On His Or Her Investment.

Distributions are payable at the sole discretion of our board of directors. We do not know the amount of cash that we will generate, if any, once we have more productive operations. Cash distributions are not assured, and we may never be in a position to make distributions.

(23) Without A Public Market There Is No Liquidity For Our Shares, And Our Shareholders May Never Be Able To Sell Their Shares, Which May Result In A Total Loss Of Their Investment.

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Our common shares are not listed on any exchange or quotation system. There is no market for our shares. Consequently, our shareholders will not be able to sell their shares in an organized market place unless they sell their shares privately. If this happens, our shareholders might not receive a price per share which they might have received had there been a public market for our shares. Once this registration statement becomes effective, it is our intention to apply for a quotation on the Over-the-Counter-Bulletin-Board (“OTCBB”) whereby:

•

We will have to be sponsored by a participating market maker who will file a Form 211 on our behalf since we will not have direct access to the NASD personnel; and

•

We will not be quoted on the OTCBB unless we are current in our periodic reports filed with the SEC.

From the date of this prospectus, we estimate that it will take us between nine to twelve months to be approved for a quotation on the OTCBB. However, we cannot be sure we will be able to obtain a participating market maker or be approved for a quotation on the OTCBB, in which case, there will be no liquidity for the shares of our shareholders.

(24) Even If A Market Develops For Our Shares, Our Shares May Be Thinly Traded With Wide Share Price Fluctuations, Low Share Prices And Minimal Liquidity.

If a market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including:

•

Potential investors’ anticipated feeling regarding our results of operations;

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Increased competition;

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Our ability or inability to generate future revenues; and

•

Market perception of the future of development of EDGARization services.

In addition, if our shares are quoted on the OTCBB, our share price may be affected by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political, and market conditions, such as recessions, interest rates, or international currency fluctuations. In addition, even if our stock is approved for quotation by a market maker through the OTCBB, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

(25) Since Our Securities Are Subject To Penny Stock Rules, You May Have Difficulty Reselling Your Shares.

Our shares are "penny stocks" and are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell Coastline Corporate Securities, Inc.’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

 A NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends," and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Coastline Corporate Services, Inc. described in "Risk Factors" and elsewhere in this prospectus. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements include:

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an abrupt economic change resulting in an unexpected downturn in demand;

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governmental changes or restrictions on our services;

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over-abundance of companies supplying EDGARization services;

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economic resources to support the promotion of new services;

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business activity plans to move from development stage to fully operational, access to potential clients, and advances in technology; and

•

a lack of working capital that could hinder the promotion of our services to a broader based business population.

USE OF PROCEEDS

Upon registration with the U.S. Securities Exchange Commission, 246,999 of our outstanding shares of common stock will be eligible for resale under the Securities Act.  We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholders.  We will however incur all costs associated with this registration statement and prospectus.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined. The resale offering price bears no relationship whatsoever to our assets or earnings. Among factors considered were:

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Our lack of operating history;

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The price of our securities sold in a Private Placement; and

•

Our management expertise.

DILUTION

The common stock to be sold by the selling security holders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution of equity interests to our existing stockholders.

IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR COMMON STOCK

The SEC has adopted penny stock regulations which apply to securities traded over-the- counter. These regulations generally define a penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser's written consent to the transaction. If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.

Trading in our common stock will be subject to the "penny stock" rules.

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SELLING SECURITY HOLDERS

This prospectus will be used for the offering of shares of our common stock owned by selling security holders. The selling security holders are offering for sale up to 246,999 of the 792,999 shares of our common stock issued to them. Selling security holders, both non-affiliates and affiliates, must sell their shares at the fixed price of $0.30 per share during the duration of this offering or until our shares become quoted on a securities exchange and thereafter at current market prices or in privately negotiated transactions.  We will not receive any proceeds from such sales. The resale of the securities by the selling security holder is subject to the prospectus delivery and other requirements of the Securities Act. All selling security holders have been advised to notify any purchaser of their shares that none of the proceeds from the sale of their stock will go to the Company. All expenses of this offering are being paid for by us on behalf of selling security holders. The following table sets forth information on our selling security shareholders.

Table 1.0 Selling Security Holders

Name of security holder	Shares beneficially owned as of the date of this prospectus[1]	Percent owned as of the date of this prospectus	Maximum number of shares to be sold pursuant to this prospectus	Percent owned after offering is complete[2]	Position, office or other material relationship to the Company within last three years
Toni A. Eldred	600,000	75.66%	54,000	68.85%	President, Treasurer, Director
Diane J. Harrison	10,000	1.26%	10,000	0.00%	Secretary
Nanuk Warman	20,000	2.52%	10,000	0.00%	Director
Alex Long	22,500	2.84%	22,500	0.00%	Director
Robert Lizzano	8,333	1.05%	8,333	0.00%	Father of President
Elizabeth Lizzano	8,333	1.05%	8,333	0.00%	Mother of President
Philip Bucknell	5,000	0.63%	5,000	0.00%	Husband of Lindsay Bucknell
Lindsay Bucknell	5,000	0.63%	5,000	0.00%	Wife of Philip Bucknell
Cecelia Baybutt	6,600	0.83%	6,600	0.00%	Mother of Jason and Shawn Baybutt
Jason Baybutt	6,600	0.83%	6,600	0.00%	Son of Cecilia Baybutt, brother of Shawn Baybutt
Shawn Baybutt	6,600	0.83%	6,600	0.00%	Son of Cecelia Baybutt, brother of Jason Baybutt
Byron O’Brien	6,600	0.83%	6,600	0.00%
Christopher Schilling	6,600	0.83%	6,600	0.00%
Karanjeet Suman	10,000	1.26%	10,000	0.00%
Katan Enterprises	3,500	0.44%	3,500	0.00%
Rossanna Vivo	3,500	0.44%	3,500	0.00%
Lissette Valiente	3,500	0.44%	3,500	0.00%
Yohanka Gonzalez	3,500	0.44%	3,500	0.00%
Yalile Cabo Martin	3,500	0.44%	3,500	0.00%
Hilda Riviera	3,500	0.44%	3,500	0.00%
Yoenia Proenza	3,500	0.44%	3,500	0.00%
Penny Green	5,000	0.63%	5,000	0.00%
Ilene Mirman	3,333	0.42%	3,333	0.00%
Jong Sung Lee	3,500	0.44%	3,500	0.00%
Robert Lalich	3,500	0.44%	3,500	0.00%
Stuart Craig	3,000	0.38%	3,000	0.00%	Husband of Kathryn Craig
Alex Long, Jr.	2,000	0.25%	2,000	0.00%	Son of Director Alex Long
Kathryn Craig	2,000	0.25%	2,000	0.00%	Wife of Stuart Craig
Andrew Roorda	4,000	0.50%	4,000	0.00%
Lanny Metcalfe	3,000	0.38%	3,000	0.00%	Husband of Cherie L. Metcalfe
Thomas McNeil	2,000	0.25%	2,000	0.00%
Nathan Alan Patterson	2,000	0.25%	2,000	0.00%

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Cherie L. Metcalfe	3,000	0.38%	3,000	0.00%	Wife of Lanny Metcalfe
Nancy Arnold	2,000	0.25%	2,000	0.00%
Alastair McFarlane	4,000	0.50%	4,000	0.00%	Husband of Anne McFarlane
Anne McFarland	4,000	0.50%	4,000	0.00%	Wife of Alastair McFarlane
Totals:	792,999	100%	246,999	68.85%

1 Each Selling security Holder has sole and dispositive rights over their shares.

2 The percentage held in the event the Selling Security Holders sell ALL of their 246,999 shares registered in the Resale Offering.

All of the shares offered by this prospectus may be offered for resale, from time to time, by the selling shareholders, pursuant to this prospectus, in one or more private or negotiated transactions, in open market transactions in the over-the-counter market, or otherwise, or by a combination of these methods, at fixed prices for the duration of this offering, or until our shares become quoted on a securities exchange and thereafter at current market prices or in privately negotiated transactions.  The selling shareholders may effect these transactions by selling their shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions. Each of the selling shareholders is an "underwriter" within the meaning of the Securities Act in connection with each sale of shares. The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales. In the event the selling security holders sell all of their shares in the secondary offering they will own no shares in the Company upon completion of the secondary offering.

Each selling shareholder acquired their shares under the exemption provided by Rule 506 Regulation D, Rule 4(2) of the Securities Act of 1933, as amended, or under Regulation S for those individuals residing outside the United States.  The shares were not a part of a public offering. Shares were sold to friends, family, and personal business acquaintances of President Toni-A. Eldred and Directors Nanuk Warman and Alex Long.  Each individual had specific knowledge of the Company’s operation that was given to them in our private placement memorandum.

PLAN OF DISTRIBUTION

This prospectus is part of a registration statement that enables the selling security holders to sell their shares on a continuous basis for a period of nine months after this registration statement is declared effective. The selling security holders may sell some or all of their common stock in one or more transactions, including block transactions:

•

On such public markets as the common stock may from time to time be trading,

•

In privately negotiated transactions,

•

Through the writing of options on the common stock,

•

In short sales, or

•

In any combination of these methods of distribution.

The sales price to the public is fixed at $0.30 per share for nine months after our registration statement is declared effective, i.e., the duration of this offering.  In the event the shares of our common stock are traded on the OTCBB or such other exchange prior to the end of the nine-month offering period, the shares will then be available at current market prices.  Although we intend to apply to have our common stock traded on the OTCBB, a public market for our common stock may never materialize.

Upon effectiveness of this registration statement, the selling security holders named in this prospectus may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from either the selling security holder or, if they act as agent for the purchaser of such common stock, from the purchaser. The selling security holders will likely pay the usual and customary brokerage fees for such services.  The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority or independent broker-dealer will not be greater than eight percent (8%) for the sale of any securities being registered.

We can provide no assurance that all or any of the common stock offered will be sold by the selling security holders named in this prospectus.

As of January 31, 2008, we have expended $37,700, the cost of this offering. We are bearing all costs relating to the registration of the common stock. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

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The selling security holders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of shares of our common stock. The selling security holders and any broker-dealers who execute sales for the selling security holders are "underwriters" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling security holders are deemed to be engaged in a distribution of the common stock, and therefore are considered to be an underwriter, they must comply with applicable law and may, among other things, be required:

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Not to engage in any stabilization activities in connection with our common stock;

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Furnish each broker or dealer through which shares of our common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

•

Not to bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The selling security holders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling security holders, and that there are restrictions on market-making activities by persons engaged in the distribution of shares. Under Regulation M, the selling security holders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling security holder is distributing shares covered by this prospectus. Accordingly, the selling security holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling security holders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The names and ages of our directors and executive officers are set forth below. Our By-Laws provide for not less than one and not more than fifteen directors. All directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

Table 2.0 Directors and Executive Officers

Name	Age	Position
Toni A. Eldred	45	President/CEO/CFO/Principal Accounting Officer/Treasurer/Chairman of the Board of Directors[1]
Diane J. Harrison	49	Secretary[2]
Alex Long	48	Director[3]
Nanuk Warman	35	Director[4]

[1] This is the first Directorship of a reporting company held by Ms. Eldred.

2 Ms. Harrison was formerly the Secretary of a fully reporting and OTCBB trading company Irish Mag, Inc., now known as China Public Security.  Ms. Harrison accepted her position as Secretary on August 9, 2006 and resigned from Irish Mag, Inc. on October 3, 2006.   In addition, Ms. Harrison was President and Secretary/Treasurer of MCFTY National, a fully reporting but non-trading company, during the periods May 2000 through July 2003 and February 2004 through January 2005 respectively.  She resigned her position in January 2005.

3 Mr. Long was formerly the President/Secretary/Treasurer of UGODS, Inc. a fully reporting and OTCBB trading company.  He resigned all of his positions in UGODS, Inc. on May 8, 2007.

4 Mr. Warman is the President  and Chief Financial Officer of Mariposa Resources, Ltd, an OTCBB trading company from May 31, 2006 to present.  He was also the President of Neutron Enterprises, Inc. an OTCBB company from 2000-2003.  He resigned in 2003.

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Background of Executive Officers and Directors

- Toni A. Eldred has been the Director, President, Treasurer, Chief Executive Officer and Chief Financial Officer of the Company since our inception.  From July 2003 until December 2005, Ms. Eldred served as the vice-president of operations of Island Capital Management, LLC, dba, Island Stock Transfer (“Island”).  Ms. Eldred’s duties at Island Stock Transfer included interacting with the management of publicly held companies who utilized the transfer and registrar services of Island, establishing written policies and procedures for Island, maintaining shareholder records for the accounts of Island, and effecting securities processing and transfers for the clients of Island.  Ms. Eldred was employed by the State of New Jersey from October 1981 until June 2002 in a variety of administrative and IT support positions.  Ms. Eldred’s last position with the State of New Jersey was within the MIS area in the Department of Law and Public Safety where she was responsible for software training and other IT support functions.

- Diane J. Harrison has served as our Secretary since inception in October of 2006. Ms. Harrison is a securities lawyer in private practice and is currently licensed to practice law in Florida and Nevada.  She graduated from Stetson University College of Law in May 2000.  From August 9, 2006 to October 3, 2006, Ms. Harrison was the Secretary of a fully reporting and OTCBB trading company, Irish Mag, Inc., now known as China Public Security Technology, Inc.  During the periods May 2000 through July 2003 and February 2004 through January 2005, Ms. Harrison was President and Secretary/Treasurer, respectively, of MCFTY National, a fully reporting but non-trading company.  Prior to her legal career, Ms. Harrison worked for the United States Department of Energy (“USDOE”) and held the highest security clearance available.  She was a systems engineer and the waste package and repository design branch chief for the high-level radioactive waste repository at Yucca Mountain, north of Las Vegas, Nevada.  She spent seven (7) years working for the USDOE.

- Alex Long has served as a Director since December 2006. Prior to joining CCSI, Mr. Long was President, Secretary, Treasurer, and Director of UGODS, Inc., an exploration company engaged in the acquisition and exploration of mineral properties to exploit any economically viable mineral deposits.  UGODS, Inc., a fully reporting, publicly traded company, underwent a change in control in February 2007, during which Mr. Long resigned as officer and director.  In February of 1993 he launched Canada’s Finest Beers Ltd. As the president of this company, Mr. Long purchased all the necessary equipment and was personally in charge of the Company’s production. He brought on board a European brew master as well as an engineer from Labbatt Breweries of Canada. Mr. Long also acquired the essential federal and provincial licensing required and assisted in the marketing and advertising aspects of the product. He saw the development of the company to completion and negotiated the sale of the company in March of 1997.  From April 1996 to the present, Mr. Long has operated a similar project, Canada’s Finest Waters Inc., as its president. Starting the company with the intention of bottling spring and mineral water, he spent more than eighteen months conducting research, planning and development. During that time he also joined the International Bottled Water Association; attending trade shows, workshops and seminars on bottled water. Mr. Long visited various water bottling companies in the US and Canada and also brought together labeling, marketing and delivery companies to facilitate production.

- Nanuk Warman has served as a Director since December 2006.  Mr. Warman graduated from the British Columbia Institute of Technology (BCIT), located in Burnaby B.C. Canada, in June 1995 with a Diploma in Technology in Financial Management, specializing in Finance. He obtained his Certified Management Accountant (CMA) designation in October 1998 and has been a member in good standing since with the Certified Management Accountants Society of British Columbia. Mr. Warman is a self-employed consultant (since 1998), assisting companies with their preparation of financial statements for review and audit by independent accounting firms and with ongoing accounting compliance matters. In addition to his position as Director of Coastline, Mr. Warman is also President and Chief Financial Officer of Mariposa Resources, Ltd., an exploration stage company that trades on the OTCBB under the symbol of MPSR.  He has held this position since May 31, 2006.  From 2000 to 2003, he served as president of Neutron Enterprises, Inc., a company that trades on the OTCBB under the symbol of NTRN. From 1996 - 1998, he worked as a staff accountant for KPMG, in their Independent Business and Accounting Services department. His duties were to perform Notice to Reader and Review engagements for private corporations, as well as corporate and personal Canadian tax planning and filing

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of April 30, 2007, and our officers and directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable. Subject to community property laws, where applicable, the persons or entities named in Table 1.0 (See "Selling Security Holders") have sole dispositive, voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Table 3.0 Beneficial Ownership

		Amount and Nature of Beneficial Ownership		Percent of Class [1]
Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering
Common Stock	Toni A. Eldred 111 2nd Avenue NE, Suite 900 St. Petersburg, FL 33701	600,000	546,000	75.66%	68.85%
Common Stock	Diane J. Harrison 6860 Gulfport Blvd. South, #162 St. Petersburg, FL 33707	10,000	0	1.26%	0.0%
Common Stock	Alex Long 9101 West Sahara. Las Vegas, NV 89117	22,500	0	2.84%	0.0%
Common Stock	Nanuk Warman 11923 S.W. 37 Terrace Miami, FL 33715	20,000	0	2.52%	0.0%
Common Stock	All Executive Officers and Directors as a Group (1)	642,500	546,000	82.28%	68.85%
[1] The percentages assume the selling security holders sell the entire 246,999 shares being registered.

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DESCRIPTION OF SECURITIES

General

We are authorized to issue up to 100,000,000 shares of common stock, $0.001 par value per share, of which 792,999 shares are issued and outstanding.

Common Stock

Subject to the rights of holders of preferred stock, if any, holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefore. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, including preferred stock, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. The common stock is not subject to any liability for further assessments. There are no conversion or redemption privileges or any sinking fund provisions with respect to the common stock and the common stock is not subject to call. The holders of common stock do not have any pre-emptive or other subscription rights.

Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

All of the issued and outstanding shares of common stock are fully paid, validly issued and non-assessable as determined by our legal counsel, Diane J. Harrison, Esq. whose opinion appears elsewhere as an exhibit to this prospectus.

Preferred Stock

We currently have no provisions to issue preferred stock.

Debt Securities

We currently have no provisions to issue debt securities.

Warrants

We currently have no provisions to issue warrants.

Dividend

We have paid no cash dividends on our common stock since inception on October 27, 2006. We anticipate that any earnings, in the foreseeable future, will be retained for development and movement of our business from development stage to fully operational and we do not anticipate paying any cash dividends in the near future. Our Board of Directors has sole discretion to pay cash dividends with respect to our common stock based on our financial condition, results of operations, capital requirements, contractual obligations, and other relevant factors.

Shares Eligible for Future Resale

Upon the effectiveness of the registration statement, of which this prospectus forms a part, we will have 246,999 outstanding common shares registered for resale by the selling shareholders in accordance with the Securities Act of 1933.

Prior to this registration, no public trading market has existed for shares of our common stock. The sale or availability for sale of substantial amounts of common stock in the public trading market could adversely affect the market prices for our common stock.

Transfer Agent and Registrar

We have engaged the services of Madison Stock Transfer Inc., P.O. Box No. 290-145, Brooklyn, NY 11229-0145 to act as transfer agent and registrar.

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INTEREST OF NAMED EXPERTS AND COUNSEL

Moore & Associates, Chartered, independent certified public accountants, whose reports appear elsewhere in this registration statement, were paid in cash for services rendered. Therefore, they have no direct or indirect interest in us. Moore & Associates report is given based on their authority as experts in accounting and auditing.  Moore & Associates, Chartered has provided audited financials for Coastline Corporate Services, Inc. for the period beginning October 27, 2006 (inception) to January 31, 2008.

Diane J. Harrison, Esq., of Harrison Law, P.A., is the counsel who has given an opinion on the validity of the securities being registered hereby, which opinion appears elsewhere in this registration statement.  Ms. Harrison is also our Secretary and has the following interest in us:

Table 4.0 Interests of Named Experts and Counsel

Named Expert and Counsel	Shares Received	Date of Issue	Consideration
Diane J. Harrison	10,000	December 14, 2006	Corporate secretary services valued at $3,000

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation do not include a provision automatically indemnifying a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

Our By-Laws, Article X, Section 3, do permit us to indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of Coastline Corporate Services, Inc. pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

The Company was incorporated under the laws of the State of Florida on October 27, 2006 under the name Coastline Corporate Services, Inc.  We are a start-up (development stage) corporation with limited operations and minimal revenues from our business operations.  We do not anticipate that we will generate significant revenues until we implement our marketing plan sufficiently that we generate a significant number customers.  The Company does not have any subsidiaries or related companies.

We have not been involved in any bankruptcy, receivership or similar proceedings since inception nor have we been party to a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business. We do not foresee any circumstances that would cause us to alter our current business plan within the next twelve months.

The Company has had no related transactions with any related persons, promoters or control persons that have had an interest in our business.

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DESCRIPTION OF BUSINESS

Business Development

Coastline Corporate Services, Inc. was incorporated on October 27, 2006 under the laws of the State of Florida. Toni A. Eldred has been the majority owner and President of the organization since that time. To meet our need for cash we raised money from a regulation D 506 Offering for U.S. citizens and Regulation S for non-U.S. citizens.  We believe we will have sufficient working capital to meet our needs for the next twelve months.  If we are unable to generate meaningful revenues during the next twelve months, or if we are unable to make a reasonable profit after twelve months, we may have to cease operations.  At the present time, we have not made any plans to raise additional cash other than through our own operations.  If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Our Business

(1) Principal Products or Services and Their Markets

We are a Company with the principal business objective to provide electronic filing services for clients that need to electronically file prospectuses, registration statements, and other documents pursuant to federal securities laws with the US Securities and Exchange Commission via the SEC’s Electronic Data Gathering And Retrieval system (“EDGAR”).  The SEC requires public companies to file disclosure information with the SEC in an electronic format rather than by the traditional paper filing package.  This electronic format, ASCII, HTML, or Legacy, includes additional submission information and coding “tags” within the document for aid in the SEC’s analysis of the document and in the retrieval by the public.  These electronically formatted documents are generally delivered by direct telecommunications, but may be delivered on magnetic computer tape or by diskette.  EDGAR allows registrants to file, and the public to retrieve, disclosure information electronically.

Coastline Corporate Services, Inc. is a full-service EDGARizing firm that files EDGAR reports on behalf of public companies.  The scope of work a full-service EDGARizing firm undertakes is as follows:

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Filing for EDGAR access codes;

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Conversion of document to EDGAR acceptable format;

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Client approval of EDGARized document; and

•

Electronic filing of the document.

Management of the Company believes that public companies, through its services, will have the opportunity to receive all of the advantages of using an EDGAR filing agent, while keeping costs and fees to a minimum.

EDGAR, EDFN and Industry Background

The SEC began the development of EDGAR with a pilot program in 1984.  Through a phase-in schedule, the SEC assigned one of ten dates by which all public companies must start filing disclosure documents through the EDGAR system, which began April 26, 1993.  All publicly-held companies were expected to be required to file disclosure documents through EDGAR by May 1996, according to the phase-in schedule. As of that date, all public domestic companies were required to make their filings on EDGAR, except for filings made in paper because of a hardship exemption.  In May 1999, the EDGAR system began accepting filings in .html (hyper text markup language) format, which allowed filers to maintain the look and feel of the original document, instead of the typewriter style ASCII format.  At the same time, the EDGAR system also allowed the use of “unofficial” PDF (portable document format) exhibits to filings.

In addition, OTCBB companies file registration statements and other required disclosure documentation with the SEC via EDGAR.  Non-reporting companies, whose securities were already quoted on the OTCBB on January 4, 1999, were phased into compliance with the new NASD requirements in June 2000, and companies out of compliance were delisted until they became fully reporting.

(2) Distribution Methods of the Services

The economics underlying the Company’s business strategy are simple.  For each new client the Company is able to garner, the Company will usually be able to generate approximately $1,000 to $2,000 in annual revenues.  Those are based on the Company’s current fee and retainer structure, which ranges from one hundred ($100) dollars minimum with no maximum.  For example, the

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Company offers a client a base package which includes filing the issuer’s three 10Qs per year, its annual 10K, up to two 8Ks and a limited number of securities ownership reports per year for a monthly base fee of $100.  Additional fees are charged for document clean-up work, rush or expedited services, and other reports and amended filings. From that point forward, as long as the client continues to utilize the Company’s EDGARization services, each client should be worth a minimum of approximately $1,200 in annual revenues due to the filing of each client’s quarterly and annual SEC regulatory filings.  It must be noted, however, that many companies may wish to electronically file documents in-house or in fact may turn to other sources which may detrimentally impact the Company’s anticipated revenue sources.  As such, the Company’s industry segment is characterized by what is commonly referred to as “reoccurring revenues.” The Company currently has focused most of its efforts on its organization and pursuing its private offering, and has not fully implemented its marketing plan.

Growth Strategy of Company

The Company believes that the current marketplace of established EDGAR filers is highly fragmented, with literally dozens of EDGAR filers located throughout the country.  As such, the Company believes that there is an opportunity for a publicly traded EDGAR company to acquire several smaller and more established EDGAR agents.

In addition, the Company provides financial data tables or other difficult-to-format items input prior to each client getting to the EDGARization stage, and Coastline will also work evenings and weekends in order to get a client’s timely EDGARization filed according to a usually “tight” time critical filing schedule.

In the event we are unable to raise additional funds, we will analyze all avenues of business opportunities.  Only under this circumstance would we consider a merger, acquisition, joint venture, strategic alliance, a roll-up, or other business combination to increase business and potentially increase the liquidity of the Company.  Management believes its responsibility to increase shareholder value is of utmost importance, which means the Company should consider the aforementioned alternatives in the event funding is not available on favorable terms to the Company when needed.

 (3) Status of Any Publicly Announced New Product or Service.

We have not developed any new or unique products or services that would make us stand above our competition. Instead, we have chosen to refine and enhance the services that fall within our capability.

(4) Our Competition

In order to compete effectively in the high-volume EDGARization industry a company must understand and then respond to the needs of the customers. Many of our competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities or develop and support their own operations. In addition, many of these companies can offer bundled, value-added, or additional services not provided by us. Many may also have greater name recognition. Our competitors may have the luxury of sacrificing profitability in order to capture a greater portion of the market. They may also be in a position to pay higher prices than we would for the same acquisition opportunities. Consequently, we may encounter significant competition in our efforts to achieve our internal and external growth objectives. Our competitors have methods of operation that have been proven over time to be successful.

While our methods of operation as a new business have not been proven successful over time, we are building upon our officers and directors’ limited successes with Coastline. We believe we will be able to capitalize on this limited experience for the benefit of the Company. We plan on taking advantage of our officers and directors’ experience in business and the fact that they have many contacts in the securities industry with attorneys, accountants and broker-dealers.

 (5) Sources and Availability of Raw Materials

The proximity, availability and cost of software to provide the very specialized services we offer were a deciding factor in our decision to focus our efforts in the EDGARization services arena.

At this time we do not see a critical dependence on any supplier(s) that could adversely affect our operations.  There are many companies that provide the type of software that we find necessary to convert documents into a format acceptable to EDGAR.  In the event we have a problem with our software we can still manually prepare documents for filing.

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(6) Dependence on Limited Customers

We may need to rely on a limited number of customers for our business. We expect to increase our customer base once our business plan is implemented. While our target markets are limited, we may rely on just a few large companies for the majority of our business.  At the present time we have a limited number of small-Company clients.

 (7) Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts

At the present time we do not own or have any patents, trademarks, licenses (other than the usual business license), franchises, concessions, royalty agreements or labor contracts. However, in the future, our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing upon the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that:

•

these agreements will not be breached;

•

we would have adequate remedies for any breach; or

•

our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of our products and services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

 (8) Need for Government Approval of Principal Products or Services

None of the services we offer require specific government approval.  We must obtain special codes from the Securities and Exchange Commission to act as an independent filer agent.  There are no special requirements that are necessary to obtain these codes.

(9) Government Regulation

As a company specializing in business services we are subject to a limited variety of local, state, and federal regulations.

While we believe that our operations are in compliance with all applicable regulations, there can be no assurances that from time to time unintentional violations of such regulations will not occur. We are subject to federal, state and local laws and regulations applied to businesses, such as payroll taxes on the state and federal levels. In general, our services and activities are subject to local business licensing requirements.

Internet access and online services are not currently subject to direct regulation in the United States. Changes in the laws and regulations relating to the telecommunications and media industry as they pertain to the Internet, however, could impact our business. For example, the Federal Communications Commission could begin to regulate the Internet and online services industry, which could result in increased costs for us.  The laws and regulations applicable to the Internet and to our services are evolving and unclear and could damage our business. There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could expose us to substantial liability as well as dampen the growth in use of the Internet, decrease the acceptance of the Internet as a communications and commercial medium, or require us to incur significant expenses in complying with any new regulations.

 (10) Research and Development During the Last Two Fiscal Years

During the last two fiscal years no money was spent on research and development. We have, however, spent minimal monies on Edgar software research and development.

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(11) Cost and Effects of Compliance with Environmental Laws

As a business services company, we are not subject to any federal, state or local environmental laws.

(12) Our Employees

Since inception on October 27, 2006, we have had one full time employee, Toni A. Eldred.  As our President, Ms. Eldred currently provides the labor necessary to support the operation.  We currently have no other key employees. Ms. Eldred is not receiving pay or other stock benefits for her performance.   Ms. Eldred declined to take any salary until the Company generated more revenue and profits. There are no key consulting contracts with any individuals or companies at this time.

We do not believe that there is a critical need for a specific type of candidate we would use in our business.

Reports to Security Holders

We will file reports and other information with the U.S. Securities and Exchange Commission (“SEC”). You may read and copy any document that we file at the SEC's public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings will be available to you free of charge at the SEC's web site at <www.sec.gov>.

We are not required by the Florida Revised Statutes to provide annual reports. At the request of a shareholder, we will send a copy of an annual report to include audited financial statements. In the event we become a reporting Company with the SEC, we will file all necessary quarterly and annual reports.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This report includes a number of forward looking statements that reflect our current views with respect to future events and financial performance. Forward looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward looking statements, which apply only as of the date of this quarterly report. These forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Overview

Coastline is a development stage company that is in the early stages of commercialization of providing Edgarizing services to corporations required to file periodic reports with the US Securities & Exchange Commission.  Since our inception in October 2006, we have: 1)  completed a private placement which has provided us with the necessary seed capital to begin operations, 2) filed and have had declared effective a registration statement with the SEC on form SB-2, 3) established commercial operations.

We anticipate that our business will incur operating losses in the future until that point in time, if ever, that our revenues from our Edgarization services exceeds our operation expenses.

Our existence is dependent upon managements’ ability to develop profitable operations.  While management anticipates Coastline will attain profitable status through the further development and expansion in the number of customers that utilize our services, there can be no assurances that we will ever reach profitability.

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Results of Operations from the Nine Months of May 1, 2007 to January 31, 2008

COASTLINE CORPORATE SERVICES, Inc.

(A Development Stage Company)

Statements of Operations

(Unaudited)

	For the Three months Ending, January 31, 2007	For the Nine Months Ending, January 31, 2008
Revenue:
Edgarization Fees:	$ 3,575	$ 21,543

Total Revenue:	$ 3,575	$ 21,543

Expenses:
Occupancy	495	1,485
Employee Compensation	0	5,383
General and Administrative	1,181	4,309
Professional Fees	1,500	24,710
Information Technology	933	933

Total Expenses:	$ 4,109	$ 36,820

Operation Income / (Loss)	$ (534)	$ (15,277)

Provision for Income Taxes	-	-

Net Income / (Loss)	$ (534)	$ (15,277)

Basic and Diluted (Loss) per Share:	$(0.0006)	($0.019)

Weighted Average Number of Shares	792,999	792,999

Revenues

For the Nine Month Period of May 1, 2007 to January 31, 2008 we have earned total revenues of $15,277 of which, $3,575 was earned in the three months ending January 31, 2008.

Expenses

The major component of our expenses from May 1, 2007 to January 31, 2008 was professional fees of $24,710, of which $20,125 was legal fees associated with our registration statement filed in June 2007.  General and Administrative expenses were $4,309 for the period, Employee compensation and payroll taxes were $5,383 for the period, and occupancy (rent) was $1,485 for the period.

Net Losses

Our net loss For the Nine Months Ending January 31, 2008 was $15,277.  The loss was primarily due to legal fees associated with our June 2007 registration statement, director fees, auditor fees, employee compensation, general and administrative expenses, and occupancy expenses.  We expect to continue to incur losses from our operations until such time, if ever, that we begin to successfully generate sufficient revenues to cover our operating expenses.

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Liquidity and Capital Resources

As of January 31, 2008 we had cash and cash equivalents of $21,028.  While we have begun commercial operations we do not believe that the revenues from our operations will be sufficient to cover our operating expenses during the next twelve months, and we believe we will likely incur additional losses during the next twelve months.  While we expect to incur losses during the next twelve months, we believe that we have sufficient working capital to sustain our operating expenses and any losses.

We estimate that our expenses over the next twelve months will be approximately $27,000, as follows:

$10,000 in selling, general and administrative expenses;

$10,000 in employee compensation and payroll taxes;

$5,000 in auditing and accounting fees; and

$2,000 in occupancy and miscellaneous fees.

We do not anticipate that we will need any additional capital over the next twelve months.

Our independent certified public accountants stated in their report dated May 30, 2007 that the “Company has generated nominal revenue and has not established operations which raise substantial doubt about its ability to continue as a going concern”.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Management Consideration of Alternative Business Strategies

In order to continue to protect and increase shareholder value management believes that it may, from time to time, consider alternative management strategies to create value for the company or additional revenues.  Strategies to be reviewed may include acquisitions; roll-ups; strategic alliances; joint ventures on large projects; and/or mergers.

Management will only consider these options where it believes the result would be to increase shareholder value while continuing the viability of the company.

PLAN OF OPERATION

The following management discussion of our plan of operations should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus. This section of our prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our Company will have two (2) different revenue streams.  We will generate revenue from our business services converting documents for companies that need to file electronically through the EDGAR system.  Our fees for these services are by-the-page; thus our revenue will vary from month to month.  Our second revenue source is our document “cleaning” services.  These services are necessary for those companies that are not able to produce the document quality necessary for viewing on EDGAR.  Since filings on EDGAR are for viewing by the general public, documents filed by a company are the “face’ of the company.  In order to facilitate the filing of appropriately formatted documents we offer services that will take a document from a client and go through page by page to ensure that the presentation of the filing is clean and presentable. These fees are subject to change at any time in the future due to the nature of the relationship between our Company and the client.  Smaller companies are not as concerned with the appearance of their documents and in fact may not be able to afford services to “clean” their documents.

We are a development stage company that is seeking to increase its operations. We have a limited operating history and have generated minimal revenues from our activities.  We have not generated sufficient profits to cover our move from development stage to a fully operational company. Accordingly, we raised cash from sources other than our operations. We filed a Form D with the

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Securities and Exchange Commission for a Regulation D 506 Offering.  We raised approximately $58,650 in net proceeds from the sale of our common stock in a Regulation D 506 Offering and a Regulation S offering for non-U.S. citizens.

Our future financial success will be dependent on the success of our increase in business, if any. Any such increased business may take years to complete and future cash flows, if any, are impossible to predict at this time. The realization value from any increase in business is largely dependent on factors beyond our control such as the market for our business services.

Significant Purchases of Plant and Equipment

We do not anticipate significant purchases of plant and equipment.  Our main tools for work production are computers and special software.  The Company has the computers and software necessary to provide services to clients.  We work from rented office space that we pay for on a month to month basis.

Employees

Our President, Toni A. Eldred, currently provides the labor for production of our work product.  Our Secretary, Diane J. Harrison, provides her services to the Company on an as-needed basis.  It is anticipated that she will need to offer her services for approximately ten (10) hours a month.  Our two (2) other Directors, Alex Long and Nanuk Warman will attend quarterly Board of Directors meetings to assist with the strategic direction of the Company as well as review of the results of operations for corrective action.  Mr. Long and Mr. Warman will spend a nominal amount of time on our Company and its business.

Liquidity & Capital Resources

As of January 31, 2008 we had cash and cash equivalents of $21,028.  While we have begun commercial operations we do not believe that the revenues from our operations will be sufficient to cover our operating expenses during the next twelve months, and we believe we will likely incur additional losses during the next twelve months.  While we expect to incur losses during the next twelve months, we believe that we have sufficient working capital to sustain our operating expenses and any losses.

We estimate that our expenses over the next twelve months will be approximately $27,000. The following is a breakdown of these expenses:

$10,000 in selling, general and administrative expenses;

$10,000 in employee compensation and payroll taxes;

$5,000 in auditing and accounting fees; and

$2,000 in occupancy and miscellaneous fees.

We do not anticipate that we will need any additional capital over the next twelve months.

Our independent certified public accountants stated in their report dated May 30, 2007 that the “Company has generated nominal revenue and has not established operations which raise substantial doubt about its ability to continue as a going concern”.

Since our inception we have sold a total of 792,999 shares under Section 4(2) of the Securities Act of 1933.  The sale of shares in our Regulation D and Regulation S Offerings generated gross proceeds of $58,650.

DESCRIPTION OF PROPERTY

Our principal business location is at 111 2nd Avenue NE, Suite 900, St. Petersburg, Florida, which we rent on a month-to-month basis. The monthly rent of $165.00 is considered by management to be at fair market value for the space being provided.  We own our furniture, computers, ancillary equipment and office supplies.  Our office is located in downtown St. Petersburg, Florida in a commercial office building.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To the best of our knowledge there are no transactions involving any director, executive officer, or any security holder who is a beneficial owner or any member of the immediate family of the officers and directors.

AUDIT COMMITTEE

We do not have an audit committee that is comprised of any independent director. As a company with less than $100,000 in revenue we rely on our Director Nanuk Warman for our audit committee financial expert as defined in Item 401(e) of Regulation S-B promulgated under the Securities Act. Our Board of Directors acts as our audit committee. The Board has determined that the relationship of Mr. Warman as both our Director and our audit committee financial expert is not detrimental to the Company. Mr. Warman has a complete understanding of GAAP and financial statements; the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves in a fair and impartial manner; has experience analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to or exceed the breadth and complexity of issues that can reasonably be expected to be raised by the small business issuer’s financial statements; an understanding of internal control over financial reporting; and an understanding of audit committee functions. Mr. Warman has gained this expertise through his formal education and experience. He has specific experience coordinating the financials of a company with public accountants with respect to the preparation, auditing or evaluation of the company’s financial statements.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not quoted or traded on any quotation medium at this time. We intend to apply to have our common stock included for quotation on the NASD OTC Bulletin Board. There can be no assurance that an active trading market for our stock will develop. If our stock is included for quotation on the NASD OTC Bulletin Board, price quotations will reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Should a market develop for our shares, the trading price of the common stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results, announcements of technological innovations, new sales formats or new services by us or our competitors, changes in financial estimates by securities analysts, conditions or trends in Internet or traditional retail markets, changes in the market valuations of other EDGAR document conversion service providers or related business services, announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, additions or departures of key personnel, sales of common stock and other events or factors, many of which are beyond our control. These broad market and industry factors may materially adversely affect the market price of the common stock, regardless of our operating performance.

Consequently, future announcements concerning us or our competitors, litigation, or public concerns as to the commercial value of one or more of our products or services may cause the market price of our common stock to fluctuate substantially for reasons which may be unrelated to operating results.  These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our common stock.

At the present time we have no outstanding options or warrants to purchase securities convertible into common stock.  There are no shares of common stock that could be sold by the selling shareholders according to Rule 144; however we have agreed to register 246,999 shares of common stock currently issued and outstanding and they will only qualify once our company has been fully reporting for at least ninety (90) days. A brief description of Rule 144 follows:

The common stock sold in this offering will be freely transferable without restrictions or further registration under the Securities Act, except for any shares purchased by an “affiliate.”  An “Affiliate” is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control of the issuer.  The definition of an "Affiliate" is critical to the operation of Rule 144, promulgated under the Securities Act.  Rule 144 provides for restrictions on the amount of securities that can be sold by an affiliate during a given period of time. In general, pursuant to Rule 144, a shareholder who has satisfied a six month holding period may, under

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certain circumstances, sell within any three month period a number of securities which does not exceed the great of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale.  Further, Rule 144 permits the sale of securities, without any quantity limitation, by our shareholders who are not affiliates and who have satisfied a six month holding period.

Cash dividends have not been paid during the last three (3) years. In the near future, we intend to retain any earnings to finance the development of our business from being a development stage company to a fully operational company. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. The declaration and payment of cash dividends by us are subject to the discretion of our board of directors. Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant at the time by the board of directors. We are not currently subject to any contractual arrangements that restrict our ability to pay cash dividends.

 We have thirty-six (36) stockholders of record of our common stock as of April 30, 2007.  The CUSIP number for our common stock is 19058P 105.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the most highly compensated employees and/or executive officers who served at the end of the fiscal year April 30, 2007, and whose salary and bonus exceeded $100,000 for the fiscal years ended April 30, 2007, for services rendered in all capacities to us. The listed individuals shall be hereinafter referred to as the "Named Executive Officers."  There has been no compensation paid to any officer, director or other employee since inception through April 30, 2007.

Table 4.0 Summary Compensation

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Com-pensation ($)	Non-Qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Toni A. Eldred[1], President/Treasurer and CEO, CFO, Director	2007	5,383	-0-	-0-	-0-	-0-	-0-	-0-	5,383
	2008 YTD	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Diane J. Harrison[2], Secretary	2007	-0-	-0-	$3,000	-0-	-0-	-0-	-0-	$3,000
	2008 YTD	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Alex Long[3], Director	2007	-0-	-0-	$3,000	-0-	-0-	-0-	-0-	$3,000
	2008 YTD	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Nanuk Warman[4], Director	2007	-0-	-0-	$3,000	-0-	-0-	-0-	-0-	$3,000
	2008 YTD	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

[1]There is no employment contract with Ms. Eldred at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

[2]There is no employment contract with Ms. Harrison at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

[3]There is no employment contract with Mr. Long at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

[4]There is no employment contract with Mr. Warman at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

Additional Compensation of Directors

All of our directors are unpaid. Compensation for the future will be determined when and if additional funding is obtained.

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Board of Directors and Committees

Currently, our Board of Directors consists of Toni A. Eldred, Alex Long, and Nanuk Warman. We are not actively seeking additional board members. At present, the Board of Directors has established one committee: the independent audit committee comprised of Nanuk Warman.

Employment Agreements

Currently, we have no employment agreements with any of our Directors or Officers.

DISCLOSURE CONTROLS AND PROCEDURES

Our Board of Directors believes that our Chairman/President, Toni A. Eldred, has developed disclosure controls and procedures that are in keeping with the intent of the regulations. As our President with experience in coordinating financial information for statements with company accountants, Ms. Eldred and the full Board of Directors find the Company’s disclosure controls and procedures to meet or exceed those required.  Management has the responsibility for establishing and maintaining adequate controls over the financial reporting of our company.

We believe that management’s assessment of our disclosure controls and procedures are effective in providing the financial disclosure of our company.  Our principal executive and principal financial officer have concluded that as of the end of the period covered by the financial report, the disclosure controls and procedures are effective to ensure:

(1)

that information required to be disclosed in reports filed or submitted under the Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified by the Commission’s rules and forms; and

(2)

that information required to be disclosed in the required reports is accumulated and communicated to the Issuer’s management as appropriate to allow timely decisions regarding required disclosure.

INTERNAL CONTROL OVER FINANCIAL REPORTING

Our Chairman/President, Toni A. Eldred, will be providing a full financial reporting and accounting of the Company according to the Generally Accepted Accounting Principles and guidelines established by the American Institute of Certified Public Accountants. The Board of Directors has found no weakness in the controls that have been established and believes that the semi-annual monitoring by the full Board of Directors will keep those who invest in our Company fully informed of the true financial status of the Company at all times. Should there be a change in our internal control over financial reporting, this change or changes will be made available in our reports filed with the Securities and Exchange Commission.

No changes in our internal controls over our financial reporting occurred during the last fiscal quarter for Coastline.

CODE OF ETHICS

We have adopted a code of ethics as of March 31, 2007 that applies to our principal executive officer, principal financial officer, and principal accounting officer as well as our employees.  Our standards are in writing and will be posted on our website once our site is operational.  Our complete Code of Ethics has been attached to this registration statement as an exhibit.  Our annual report filed with the Securities Exchange Commission will set forth the manner in which a copy of our code may be requested at no charge.  The following is a summation of the key points of the Code of Ethics we adopted:

•

Honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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•

Full, fair, accurate, timely, and understandable disclosure reports and documents that a small business issuer files with, or submits to, the Commission and in other public communications made by our Company;

•

Full compliance with applicable government laws, rules and regulations;

•

The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•

Accountability for adherence to the code.

CORPORATE GOVERNANCE

As a small business issuer we are not listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent.  Further, we have not applied for a listing with a national exchange or in an inter-dealer quotation system which has requirements that a majority of the board of directors be independent.  We are not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act respecting any director.  We have conducted special Board of Director meetings almost every month since inception.  Each of our directors has attended all meetings either in person or via telephone conference. We have no standing committees regarding compensation or other nominating committees.  We do have a standing independent audit committee of which Director Nanuk Warman is the sole member.  In addition to the contact information in private placement memorandum and this Prospectus, each shareholder will be given specific information on how he/she can direct communications to the officers and directors of the corporation at our annual shareholders meetings.  All communications from shareholders are relayed to the members of the Board of Directors.

EXPERTS

Certain of the financial statements of Coastline Corporate Services, Inc. included in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by Moore & Associates, Chartered, independent certified public accountant, whose reports thereon appear elsewhere herein and in the registration statement.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On April 24, 2007, we engaged Moore & Associates, Chartered ("Moore") as our independent auditor. They are our first auditor and we have had no disagreements with Moore on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, in connection with its reports.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for Coastline Corporate Services, Inc. by Harrison Law, P.A., 6860 Gulfport Blvd. South, No. 162, South Pasadena, Florida 33707

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WHERE YOU CAN FIND FURTHER INFORMATION

Coastline Corporate Services, Inc. will be subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, or information statements and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street N. E., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. The address of the Commission’s web site is http://www.sec.gov.

Coastline Corporate Services, Inc. has filed with the Commission a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to Coastline Corporate Services, Inc. and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission’s web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

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FINANCIAL STATEMENTS

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MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Coastline Corporate Services Inc.

We have reviewed the accompanying balance sheet of Coastline Corporate Services Inc. (A Development Stage Company) as of January 31, 2008, and the related statement of operations, retained earnings and cash flows for the three months then ended in accordance with the standards of the Public Company Accounting Oversight Board (United States). All information included in these financial statements is the representation of the management of Coastline Corporate Services, Inc. (A Development Stage Company).

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements in order for them to be in conformity with generally accepted accounting principles.

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered

Las Vegas, Nevada

2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146 (702) 253-7499 Fax: (702)253-7501

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COASTLINE CORPORATE SERVICES, Inc.

(a Development Stage Company)

Balance Sheets

(Unaudited)

As of January 31, 2008
ASSETS

Current Assets:
Cash and Cash Equivalents	$ 21,028
Accounts Receivable	2,175
Total Current Assets	23,203

Property and Equipment:	1,584

Total Assets:	$ 24,787

LIABILITIES

Current Liabilities:

Total Current Liabilities	$ 0

Long-Term Liabilities:	0

Total Long-Term Liabilities	0

Total Liabilities:	$ 0
STOCKHOLDERS EQUITY

Stockholders' Equity:

Common Stock, authorized
100,000,000 shares, par value
$0.001, issued and outstanding on
October 31, 2007 was
792,999 common shares.	$ 793

Additional Paid in Capital	$ 66,857

Deficit Accumulated During the
Development Stage:	(42,863)

Total Stockholders' Equity:	$ 24,787

Total Liabilities and Stockholders' Equity:	$ 24,787

(The accompanying notes are an integral part of these statements)

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COASTLINE CORPORATE SERVICES, Inc.

(A Development Stage Company)

Statements of Operations

(Unaudited)

	For the Three months Ending, January 31, 2008	For the nine month period May 1, 2007 to January 31, 2008
Revenue:
Edgarization Fees:	$ 3,575	$ 21,543

Total Revenue:	$ 3,575	$ 21,543

Expenses:
Occupancy	495	1,485
Employee Compensation	0	5,383
General and Administrative	1,181	4,309
Professional Fees	1,500	24,710
Information Technology	933	933

Total Expenses:	$ 4,109	$ 36,820

Operation Income / (Loss)	$ (534)	$ (15,277)

Provision for Income Taxes	-	-

Net Income / (Loss)	$ (534)	$ (15,277)

Basic and Diluted (Loss) per Share:	$(0.0007)	($0.019)

Weighted Average Number of Shares	792,999	792,999

(The accompanying notes are an integral part of these statements)

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COASTLINE CORPORATE SERVICES, INC.

(A Development Stage Company)

Statement of Stockholders’ Equity

For the nine months

 May 1, 2007 to January 31, 2008

 (Unaudited)

	Price	Common Stock		Paid in	Total
	Per Share	Shares	Amount	Capital	Equity

Balance May 1 , 2007 (audited)		792,999	$793	$66,857	$40,064

Net Loss of the period ending July 31, 2007					$(17,846)

Balance July 31, 2007 (unaudited)		792,999	$793	$66,857	$22,218

Net Gain of the period ending October 31, 2007					$3,103

Balance October 31, 2007 (unaudited)		792,999	$793	$66,857	$25,321
Net Gain of the period ending January 31, 2008					(534)
Balance January 31, 2008 (unaudited)		792,999	$793	$66,857	$24,787

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COASTLINE CORPORATE SERVICES, INC.

(A Development Stage Company)

Statements of Cash Flow

(Unaudited)

	For the Three months Ending, January 31, 2008	For the nine month period May 1 2007 to January 31, 2008

Cash Flows from Operating Activities:
Net Income / (Loss):	$ (534)	$ (15,277)
Adjustments to reconcile Net Income / (Loss) to net cash used in operating activities:
(Increase)/Decrease in Accounts Receivable:	4,465	(1,975)
Increase/(Decrease) in Accounts Payable:	(300)	0
Net Cash Flows (Used) in Operating Activities	$ 3,631	$ (17,252)

Net Cash Flows Used in Investing Activities: Equipment Purchase	0	(1,584)

Cash Flows from Financing Activities:
Proceeds from the issuance of common stock
Net Cash Flows from Financing Activities:	0	$ 0

Change in Cash:
Cash - Beginning of Period	$ 17,397	39,864
Cash – End of Period	$ 21,028	$ 21,028

Non-Cash Investing and Financing Activities:	3,631	18,836

Supplemental Disclosures:
Interest Paid	0	0
Income Taxes Paid	0	0

(The accompanying notes are an integral part of these statements)

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COASTLINE CORPORATE SERVICES, INC.

(A Development Stage Company)

Notes to Unaudited Financial Statements

(May 1, 2007 to January 31, 2008)

NOTE 1.

GENERAL ORGANIZATION AND BUSINESS

Coastline Corporate Services, Inc. (the Company) was incorporated under the laws of the State of Florida on October 27, 2006.

The Company’s principal business plan is to provide EDGAR filing services.  The Company is considered a development stage enterprise.

NOTE 2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Management Certification

The financial statements herein are certified by the officers of the Company to present fairly, in all material respects, the financial position, results of operations and cash flows for the periods presented, in conformity with accounting principles generally accepted in the United States of America, consistently applied.

Basis of Presentation

The statements were prepared following generally accepted accounting principles of the United

States of America consistently applied.

Fiscal Year

The Company operates on an April 30 fiscal year end.

Revenue Recognition

The Company will recognize revenue when services have been provided and collection is reasonably assured.

Cash and Cash Equivalents

For  the  purpose  of  the  statement  of  cash  flows,  cash  equivalents  include  all  highly  liquid investments with maturity of three months or less.

Equipment

Equipment is depreciated using the straight-line method over its estimated useful life.

Use of Estimates

The  preparation  of  financial  statements  in  conformity  with  accounting  principles  generally accepted  in  the  United  States  of  America  requires  management  to  make  estimates  and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

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COASTLINE CORPORATE SERVICES, INC.

(A Development Stage Company)

Notes to Unaudited Financial Statements

May 1, 2007 to January 31, 2008)

CONTINUED

Advertising

Advertising and marketing costs are expensed as incurred.

Earnings per Share

The  basic  earnings  (loss)  per  share  are  calculated  by  dividing  the  Company’s  net  income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year.  The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has no potentially dilutive securities outstanding at the end of the statement periods.  Therefore, the basic and diluted earnings (loss) per share are presented on the face of the statement of operations as the same number.

The  numerators  and  denominators  used  in  the  computations  of  basic  and  diluted  EPS  are presented in the following table for the period of May 1, 2007 to January 31, 2008:

For the Period the nine months Ending January 31, 2008
Numerator for Basic and Diluted EPS
Net Income /(loss) to common shareholders	$(15,277)
Denominators for Basic and Diluted EPS
Weighted average of shares outstanding	792,999
Earnings/(Loss) Per Share
Basic and Diluted	$(0.019)

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

Stock Based Compensation

The Company accounts for its stock based compensation based upon provisions in SFAS No. 123, Accounting for Stock-Based Compensation.  In this statement stock based compensation is divided   into   two   general   categories,   based   upon   who   the   stock   receiver   is,   namely: employees/directors and non-employees/directors.  The employees/directors category is further divided  based  upon  the  particular  stock  issuance  plan,  namely  compensatory  and  non- compensatory.  The employee/directors non-compensatory securities are recorded at the sales price when the stock is sold.  The  compensatory  stock  is  calculated  and  recorded  at  the securities’  fair  value  at  the  time  the  stock  is  given.    SFAS 123 also provides that stock compensation paid to non-employees be recorded with a value which is based upon the fair value of the services rendered or the value of the stock given, whichever is more reliable.  Any common stock paid to non-employees will be valued at the fair value, which is the preferred method.  No stock compensation was paid during the period.

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COASTLINE CORPORATE SERVICES, INC.

(A Development Stage Company)

Notes to Unaudited Financial Statements

(May 1, 2007 to January 31, 2008)

CONTINUED

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

NOTE 3.

STOCKHOLDERS’ EQUITY

Common Stock

The Company has 100,000,000 common shares authorized at a $0.001 par value per share and one class of blank-check preferred stock that can be issued at the discretion of the board of directors.

On October 27, 2006 the Company issued 600,000 common shares at $0.01833 per share to its founder in exchange for the $11,000 cash paid by the founder for legal and other services on behalf of the company immediately prior to its incorporation, and issued 12,500 common shares for $2,500 cash in November 2006 to a non-affiliated investor.

In April 2007 the Company issued a total of 150,499 shares at $0.30 per share for total proceeds of $45,150.

In April 2007 the Company issued 30,000 shares to certain of its officers and directors for services valued at $9,000.

NOTE 4.

PROVISION FOR INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, Accounting for Income Taxes.  SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.  The total deferred tax asset is $2,292 for the nine month period ending January 31, 2008, which is calculated by multiplying a 15% estimated tax rate by the cumulative NOL of $15,277.  The total valuation allowance is a comparable $2,292

The provision for income taxes for the nine month period ended January 31, 2008 follows:

For the Nine Months from May 1, 2007 to January 31, 2008,	2008

Change in Deferred Tax Asset	$ 2,292
Valuation Allowance	(2,292)
Current Taxes Payable	0
Provision for Income Taxes	$ 0.00

Below is a chart showing the estimated federal net operating loss and the year in which it will expire.

Year	Amount	Expiration
2007	$15,277	2027

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COASTLINE CORPORATE SERVICES, INC.

(A Development Stage Company)

Notes to Unaudited Financial Statements

(May 1, 2007 to January 31, 2008)

CONTINUED

NOTE 5.

GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  This raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

NOTE 6.

THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent accounting standards SFAS 150-154 and their effect on the Company.

Statement No. 150

Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (Issued 5/03)

This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

Statement No. 151

Inventory Costs-an amendment of ARB No. 43, Chapter 4 (Issued 11/04)

This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage).  Paragraph 5 of ARB 43, Chapter 4, previously stated that “…under some circumstances, items such as idle facility expense, excessive spoilage, double freight and re- handling costs may be so abnormal ass to require treatment as current period charges….” This Statement  requires  that  those  items  be  recognized  as  current-period  charges  regardless  of whether they meet the criterion of “so abnormal.”  In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.

Statement No. 152

Accounting for Real Estate Time-Sharing Transactions (an amendment of FASB Statements No. 66 and 67).

This Statement amends FASB Statement No.  66,  Accounting  for  Sales  of  Real  Estate,  to reference  the  financial  accounting  and  reporting  guidance  for  real   estate  time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions.

This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, states that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2.

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COASTLINE CORPORATE SERVICES, INC.

(A Development Stage Company)

Notes to Unaudited Financial Statements

(May 1, 2007 to January 31, 2008)

CONTINUED

Statement No. 153

Exchanges of Non-monetary Assets (an amendment of APB Opinion No. 29)

The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged.  The guidance in that Opinion, however, includes certain exceptions to the principle.  This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance.  A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

Statement No.154

Accounting Changes and Error Corrections (a replacement of APB Opinion No. 20 and FASB Statement No. 3)

This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

The adoption of these new Statements is not expected to have a material effect on the Company’s current financial position, results or operations, or cash flows.

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MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Coastline Corporate Services Inc.

We have audited the accompanying balance sheet of Coastline Corporate Services Inc. as of April 30, 2007, and the results of its operations and its cash flows for the period from October 27, 2006 (date of inception) to April 30, 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coastline Corporate Services Inc. as of April 30, 2007 and the results of its operations and its cash flows for the period from October 27, 2006 through April 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 5 to the financial statements, the Company has generated nominal revenue and has not established operations which raise substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 5.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

May 30, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

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COASTLINE CORPORATE SERVICES, Inc.

(a Development Stage Company)

Balance Sheets

(Audited)

As of April 30,2007
ASSETS

Current Assets:
Cash and Cash Equivalents	$ 39,864
Accounts Receivable	200
Total Current Assets	40,064

Property and Equipment:	0

Total Assets:	$ 40,064

LIABILITIES

Current Liabilities:
Total Current Liabilities	$ 0

Long-Term Liabilities:	0

Total Long-Term Liabilities	0

Total Liabilities:	$ 0
STOCKHOLDERS EQUITY

Stockholders' Equity:

Common Stock, authorized
100,000,000 shares, par value
$0.001, issued and outstanding on
April 30, 2007 was
792,999 common shares.	$ 793

Additional Paid in Capital	$ 66,857

Deficit Accumulated During the
Development Stage:	(27,586)

Total Stockholders' Equity:	$ 40,064

Total Liabilities and Stockholders' Equity:	$ 40,064

(The accompanying notes are an integral part of these statements)

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COASTLINE CORPORATE SERVICES, Inc.

(A Development Stage Company)

Statements of Operations

(Audited)

October 27, 2006 (Inception)
to April 30, 2007

Revenue
EDGARization Fees:	$ 200

Expenses:
Occupancy	$ 1,075
General and Administrative	5,163
Professional Fees	20,575
Information Technology	973

Total Expenses:	$ 27,786

Operating Income /(Loss):	(27,586)

Income/(Loss) before Provision
for Income Taxes:	(27,586)

Provision for Income Taxes	-

Net Income/(Loss)	$ (27,586)

Basic and Diluted
(Loss) per Share:	($0.03)

Weighted Average
Number of Shares:	792,999

(The accompanying notes are an integral part of these statements)

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COASTLINE CORPORATE SERVICES, Inc.

(A Development Stage Company)

Statement of Stockholders’ Equity

From October 27, 2006 (Inception) to April 30, 2007

(Audited)

	Price	Common Stock		Paid in	Total
	Per Share	Shares	Amount	Capital	Equity

Balance,		-	$ -	$ -	$ -
October 27, 2006 (Inception)

Common Shares issued to
Founders for cash	$0.001	600,000	$600	$10,400	$11,000

Common Shares issued for
Cash in November 2006	$0.20	12,500	$12.5	$2,487.50	$2,500

Common Shares issued for
Cash in March 2007	$0.30	129,999	$130	$38,870	39,000

Common Shares issued for
Cash in April 2007	$0.30	20,500	$20.5	$6,129.50	$6,150

Common Shares issued for
Services thru April 2007	$0.30	30,000	$30	$8,970	$9,000

Equity Balance before Deficit					$67,650

Net (Loss)					(27,586)

Balance April 30, 2007		792,999	$793	$66,857	$40,064

(The accompanying notes are an integral part of these statements)

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COASTLINE CORPORATE SERVICES, Inc.

(A Development Stage Company)

Statements of Cash Flow

(Audited)

October 27, 2006 (Inception)
to April 30,2007
Cash Flows from Operating Activities:
Net Income/(Loss)	$ (27,586)
Adjustments to reconcile Net Income/(Loss): to net cash used in operating activities:
Changes in operating assets and liabilities:
(Increase)/Decrease in Accounts Receivable	(200)
Increase/(Decrease) in Accounts Payable Stock Based Compensation: Professional Services/Consultants and Directors	9,000
Net Cash Flows Used in Operating Activities:	$(18,786)
Net Cash Flows Used in Investing Activities:	0
Cash Flows from Financing Activities:
Proceeds from issuance of Common Stock	$ 67,650
Net Cash Flows from Financing Activities:	$ 67,650
Increase in Cash: Cash- Beginning of Period	-0-
Cash-End of Period	$ 39,864
Non-Cash Investing and Financing Activities:	-0-
Supplemental Disclosures: Interest Paid	-0-
Income Taxes Paid	-0-

(The accompanying notes are an integral part of these statements)

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COASTLINE CORPORATE SERVICES, INC.

(A Development Stage Company)

Notes to Audited Financial Statements

(October 27, 2006 (Inception) to April 30, 2007)

NOTE 1.

GENERAL ORGANIZATION AND BUSINESS

Coastline Corporate Services, Inc. (the Company) was incorporated under the laws of the State of Florida on October 27, 2006.

The Company’s principal business plan is to provide EDGAR filing services.  The Company is considered a development stage enterprise.

NOTE 2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Management Certification

The financial statements herein are certified by the officers of the Company to present fairly, in all material respects, the financial position, results of operations and cash flows for the periods presented, in conformity with accounting principles generally accepted in the United States of America, consistently applied.

Basis of Presentation

The statements were prepared following generally accepted accounting principles of the United

States of America consistently applied.

Fiscal Year

The Company operates on an April 30 fiscal year end.

Revenue Recognition

The Company will recognize revenue when services have been provided and collection is reasonably assured.

Cash and Cash Equivalents

For  the  purpose  of  the  statement  of  cash  flows,  cash  equivalents  include  all  highly  liquid investments with maturity of three months or less.

Equipment

Equipment is depreciated using the straight-line method over its estimated useful life.

Use of Estimates

The  preparation  of  financial  statements  in  conformity  with  accounting  principles  generally accepted  in  the  United  States  of  America  requires  management  to  make  estimates  and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Advertising

Advertising and marketing costs are expensed as incurred.

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COASTLINE CORPORATE SERVICES, INC.

(A Development Stage Company)

Notes to Audited Financial Statements

(October 27, 2006 (Inception) to April 30, 2007)

Earnings per Share

The  basic  earnings  (loss)  per  share  are  calculated  by  dividing  the  Company’s  net  income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year.  The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has no potentially dilutive securities outstanding at the end of the statement periods.  Therefore, the basic and diluted earnings (loss) per share are presented on the face of the statement of operations as the same number.

The  numerators  and  denominators  used  in  the  computations  of  basic  and  diluted  EPS  are presented in the following table for the period of October 27, 2006 (inception) to April 30, 2007:

Period Ending April 30, 2007
Numerator for Basic and Diluted EPS
Net Income /(loss) to common shareholders	$(27,586)
Denominators for Basic and Diluted EPS
Weighted average of shares outstanding	702,416
Earnings/(Loss) Per Share
Basic and Diluted	$(0.04)

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

Stock Based Compensation

The Company accounts for its stock based compensation based upon provisions in SFAS No. 123, Accounting for Stock-Based Compensation.  In this statement stock based compensation is divided   into   two   general   categories,   based   upon   who   the   stock   receiver   is,   namely: employees/directors and non-employees/directors.  The employees/directors category is further divided  based  upon  the  particular  stock  issuance  plan,  namely  compensatory  and  non- compensatory.  The employee/directors non-compensatory securities are recorded at the sales price when the stock is sold.  The  compensatory  stock  is  calculated  and  recorded  at  the securities’  fair  value  at  the  time  the  stock  is  given.    SFAS 123 also provides that stock compensation paid to non-employees be recorded with a value which is based upon the fair value of the services rendered or the value of the stock given, whichever is more reliable.  Any common stock paid to non-employees will be valued at the fair value, which is the preferred method.  No stock compensation was paid during the period.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

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COASTLINE CORPORATE SERVICES, INC.

(A Development Stage Company)

Notes to Audited Financial Statements

(October 27, 2006 (Inception) to April 30, 2007)

NOTE 3.

STOCKHOLDERS’ EQUITY

Common Stock

The Company has 100,000,000 common shares authorized at a $0.001 par value per share and one class of blank-check preferred stock that can be issued at the discretion of the board of directors.

On October 27, 2006 the Company issued 600,000 common shares at $0.01833 per share to its founder in exchange for the $11,000 cash paid by the founder for legal and other services on behalf of the Company immediately prior to its incorporation, and issued 12,500 common shares for $2,500 cash in November 2006 to a non-affiliated investor.

In March 2007 the Company issued a total of 150,499 shares at $0.30 per share for total proceeds of $45,150.

In April 2007 the Company issued 30,000 shares to certain of its officers and directors for services valued at $9,000.

NOTE 4.

PROVISION FOR INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, Accounting for Income Taxes.  SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.  The total deferred tax asset is $6,068 as of April 30, 2006, which is calculated by multiplying a 22% estimated tax rate by the cumulative NOL of $27,586.  The total valuation allowance is a comparable $27,586.

The provision for income taxes for the period ended April 30, 2007 follows:

Year Ended April 30,	2007

Change in Deferred Tax Asset	$ 6,068
Valuation Allowance	(6,068)
Current Taxes Payable	0
Provision for Income Taxes	$ 0.00

Below is a chart showing the estimated federal net operating loss and the year in which it will expire.

Year	Amount	Expiration
2006	$27,586	2027

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COASTLINE CORPORATE SERVICES, INC.

(A Development Stage Company)

Notes to Audited Financial Statements

(October 27, 2006 (Inception) to April 30, 2007)

NOTE 5.

GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  This raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

NOTE 6.

THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent accounting standards SFAS 150-154 and their effect on the Company.

Statement No. 150

Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (Issued 5/03)

This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

Statement No. 151

Inventory Costs-an amendment of ARB No. 43, Chapter 4 (Issued 11/04)

This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage).  Paragraph 5 of ARB 43, Chapter 4, previously stated that “…under some circumstances, items such as idle facility expense, excessive spoilage, double freight and re- handling costs may be so abnormal ass to require treatment as current period charges….” This Statement  requires  that  those  items  be  recognized  as  current-period  charges  regardless  of whether they meet the criterion of “so abnormal.”  In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.

Statement No. 152

Accounting for Real Estate Time-Sharing Transactions (an amendment of FASB Statements No. 66 and 67)

This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions.

This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, states that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2.

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COASTLINE CORPORATE SERVICES, INC.

(A Development Stage Company)

Notes to Audited Financial Statements

(October 27, 2006 (Inception) to April 30, 2007)

Statement No. 153

Exchanges of Non-monetary Assets (an amendment of APB Opinion No. 29)

The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged.  The guidance in that Opinion, however, includes certain exceptions to the principle.  This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance.  A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

Statement No.154

Accounting Changes and Error Corrections (a replacement of APB Opinion No. 20 and FASB Statement No. 3)

This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

The adoption of these new Statements is not expected to have a material effect on the Company’s current financial position, results of operations, or cash flows.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Indemnification of Directors and Officers

Title XXXVI, Chapter 607 of the Florida Statutes permits corporations to indemnify a director, officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense. Our Articles of Incorporation do not include such a provision automatically indemnifying a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

Article XV, Paragraph 3 of our By-Laws permits us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether or not Florida law would permit indemnification. We have not obtained any such insurance at this time.

We have been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Coastline Corporate Services, Inc. in connection with the sale of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee and the Accounting Fees and Expenses:

Registration Fee	$100.00
Federal taxes, state taxes and fees	$0.00
Printing and Engraving Expenses	$600.00
Accounting Fees and Expenses	$2,500.00
Legal Fees and Expenses	$30,000.00
Transfer Agent's Fees and Expenses	$2,500.00
Miscellaneous	$2,000.00
Total	$37,700.00

We will bear all the costs and expenses associated with the preparation and filing of this registration statement including the registration fees of the selling security holders.

Recent Sales of Unregistered Securities

Set forth below is information regarding the issuance and sales of Coastline Corporate Services, Inc.'s common stock without registration during the last three years. No sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities. The following securities of Coastline Corporate Services, Inc. were issued by CCSI within the past three (3) years and were not registered under the Securities Act of 1933:

•

On October 27, 2006, the Board of Directors issued 600,000 shares of stock to President Toni A. Eldred for paid in capital of $11,000.00.

Name of security holder	Shares Received	Date of Purchase	Consideration
Toni A. Eldred	600,000	October 27, 2006	$11,000.00

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•

On November 13, 2006, the Board of Directors issued 12,500 shares of stock to Alex Long for paid in capital of $2,500.00.  These shares were sold to Mr. Long pursuant to the exemption under Section 4(2) of the Securities Act of 1933, as amended.

Name of security holder	Shares Received	Date of Purchase	Consideration
Alex Long	12,500	November 13, 2006	$2,500

•

December 14, 2006, the Board of Directors issued shares to the following Officers and Directors for services to the Company rendered and to be rendered in the coming year.

Name of security holder	Shares Received	Date of Issue	Consideration
Diane J. Harrison	10,000	December 14, 2006	Services valued at $3,000.00
Nanuk Warman	10,000	December 14, 2006	Services valued at $3,000.00
Alex Long	10,000	December 14, 2006	Services valued at $3,000.00

•

On November 15, 2006 the Board of Directors authorized the sale of up to 200,000 additional shares of stock. The Company filed a Form D with the Securities and Exchange Commission and prepared a Regulation D 506 Offering Memorandum.   Shares were sold to U.S. citizens under Regulation D 506, exemption claimed under Section 4(2) of the Securities Act of 1933, as amended, or Regulation S for individuals who were not citizens of the United States.  The Company sold 150,499 of the authorized 200,000 shares and then closed the sale of additional shares. The sales to the individuals listed below were for shares issued from the authorized capital stock for additional paid-in-capital. Shares were sold to friends, family and personal business acquaintances of the President, Toni A. Eldred and Directors Alex Long and Nanuk Warman. Each individual was personally given a Private Placement Memorandum for their review. Upon receipt of the executed and accepted subscription agreements the shares were issued on the following dates.

Name of security holder	Shares Received	Date of Issue	Consideration
Nanuk Warman	10,000	March 31, 2007	$3,000.00
Robert Lizzano	8,333	March 31, 2007	$2,500.00
Elizabeth Lizzano	8,333	March 31, 2007	$2,500.00
Philip Bucknell	5,000	March 31, 2007	$1,500.00
Lindsay Bucknell	5,000	March 31, 2007	$1,500.00
Jason Baybutt	6,600	March 31, 2007	$1,980.00
Cecelia Baybutt	6,600	March 31, 2007	$1,980.00
Shawn Baybutt	6,600	March 31, 2007	$1,980.00
Byron O’Brien	6,600	March 31, 2007	$1,980.00
Christopher Schilling	6,600	March 31, 2007	$1,980.00
Karanjeet Suman	10,000	March 31, 2007	$3,000.00
Katan Enterprises	3,500	March 31, 2007	$1,050.00
Rossanna Vivo	3,500	March 31, 2007	$1,050.00
Lissette Valiente	3,500	March 31, 2007	$1,050.00
Yohanka Gonzalez	3,500	April 13, 2007	$1,050.00
Yalile Cabo Martin	3,500	April 13, 2007	$1,050.00
Hilda Riviera	3,500	April 13, 2007	$1,050.00
Yoenia Proenza	3,500	March 31, 2007	$1,050.00
Penny Green	5,000	March 31, 2007	$1,500.00
Ilene Mirman	3,333	March 31, 2007	$999.90
Jong Sung Lee	3,500	March 31, 2007	$1,050.00
Robert Lalich	3,500	March 31, 2007	$1,050.00
Stuart Craig	3,000	March 31, 2007	$900.00
Alex Long, Jr.	2,000	March 31, 2007	$600.00
Kathryn Craig	2,000	March 31, 2007	$600.00
Andrew Roorda	4,000	March 31, 2007	$1,200.00
Lanny Metcalfe	3,000	March 31, 2007	$900.00

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Thomas McNeil	2,000	March 31, 2007	$600.00
Nathan Alan Patterson	2,000	March 31, 2007	$600.00
Cherie L. Metcalfe	3,000	March 31, 2007	$900.00
Nancy Arnold	2,000	March 31, 2007	$600.00
Alastair McFarlane	4,000	March 31, 2007	$1,200.00
Anne McFarland	4,000	March 31, 2007	$1,200.00

Index of Exhibits

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All Exhibits are attached hereto unless otherwise noted.

Exhibit No.	Description
3.1	Articles of Incorporation Filed on June 14, 2007 as Exhibit 3.1 to the registrant's Registration Statement on Form SB-2 (File No. 333-143752) and incorporated herein by reference.
3.2	Amended By-Laws Filed on June 14, 2007 as Exhibit 3.2 to the registrant's Registration Statement on Form SB-2 (File No. 333-143752) and incorporated herein by reference.
5.2	Opinion Regarding Legality and Consent of Counsel: by Diane J. Harrison, Esq. Filed herewith.
14	Code of Ethics Filed on June 14, 2007 as Exhibit 14 to the registrant's Registration Statement on Form SB-2 (File No. 333-143752) and incorporated herein by reference.
23.2	Consent of Experts and Counsel: Independent Auditor's Consent by Moore & Associates, Chartered Filed herewith.
99.1	Private Placement Memorandum Filed on June 14, 2007 as Exhibit 99.1 to the registrant's Registration Statement on Form SB-2 (File No. 333-143752) and incorporated herein by reference.

Undertakings

(1)

The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "calculation of registration fee" table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3)

The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned Registrant according to the foregoing provisions, or otherwise, the undersigned Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)

That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date of the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (Section 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B related to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (Section 230.415 (a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be a part of and included in the registration statement as of the earlier date of such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of St. Petersburg, State of Florida, on April 14, 2008.

(Registrant) COASTLINE CORPORATE SERVICES, INC.
By: /S/ TONI ELDRED
Toni A. Eldred
President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date
/s/Toni A. Eldred Toni A. Eldred	President, Treasurer, Principal Executive Officer, Principal Accounting Officer, Chief Financial Officer, Chairman of the Board of Directors	April 14, 2008
/s/ Diane J. Harrison Diane J. Harrison	Secretary	April 14, 2008
/s/ Alex Long Alex Long	Director	April 14, 2008
/s/ Nanuk Warman Nanuk Warman	Director	April 14, 2008